EXHIBIT 99.1
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FOR IMMEDIATE RELEASE                           Contact:        Michael Gleason
June 16, 2003                                                   (203) 661-6942



                   CHANGE TECHNOLOGY PARTNERS, INC. ANNOUNCES
               APPOINTMENTS AND RESIGNATIONS OF DIRECTORS AND CEO

GREENWICH, CT. JUNE 18, 2003 -- Change Technology Partners, Inc. (OTCBB: CTPI) announced the appointment of Mr. Austin Long III and Mr. Craig Nickels to its Board of Directors, effective June 13. Mr. Long and Mr. Nickels are principals in Alignment Capital Group, a firm they founded in March of 2000 after having served for thirteen years as heads of the University of Texas System's Private Investment Group.

In addition, CTPI announced the resignation of William B. Avery from his position as Chief Executive Officer, effective June 17, as well as the resignations of Mr. Avery and James M. Dubin as directors, effective June 12. Michael R. Gleason, Chairman, has been appointed Chief Executive Officer of CTPI, effective June 17.

The Company also announced today in a separate press release that it has signed a Letter of Intent with Neurologix, Inc. to merge the two companies.


ABOUT CHANGE TECHNOLOGY PARTNERS, INC.

Change Technology Partners, Inc. (OTCBB: CTPI) (WWW.CHANGE.COM) provides media and entertainment interactive services to the motion picture, television and advertising industries through its operating subsidiary, Canned Interactive.